EXHIBIT J

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions “Independent Auditors” and “Financial Statements”, in Post-Effective Amendment No. 26 under the Securities Act of 1940 in the Registration Statement (Form N-1A No. 333-61366 and No. 811-10385) and related Prospectus of Pacific Funds dated December 15, 2003 and to the incorporation by reference therein of our report dated May 12, 2003, with respect to the financial statements as of March 31, 2003 and for the periods indicated therein, filed with the Securities and Exchange Commission.

Los Angeles, California

December 12, 2003